    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES FIRST QUARTER 2026 RESULTS
Delivered strong RASM growth of 6.5% driven by resilient demand and solid execution in a challenging environment
Taking decisive actions to mitigate elevated fuel costs with focus on capacity, revenue opportunities and cost control
NEW YORK (April 28, 2026) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the first quarter of 2026.
"We delivered a strong first quarter, with revenue performance exceeding our expectations, driven by resilient consumer demand and an appreciation for JetBlue's industry-leading customer offering," said Joanna Geraghty, JetBlue’s chief executive officer. "Demand trends strengthened as the quarter progressed, supporting improved yields, even in the face of a challenging operational environment."
"While the macro environment, particularly fuel, has become more volatile, we are taking decisive actions to manage what is within our control, including adjusting capacity, optimizing revenue, and maintaining disciplined cost control. At the same time, we are seeing clear evidence that JetForward is on track and working, and we remain confident it is the right plan to transform our business and get us closer to our financial priorities. In the near term, we are focused on mitigating the impact of elevated fuel prices, as JetForward continues to position us to restore sustained profitability over the long term."
JetBlue Continues to Expand and Strengthen Our #1 Position in Fort Lauderdale (FLL)
•FLL continued to exceed expectations in 1Q26 and remains a key driver of JetBlue’s network and revenue strategy.
•Delivered strong performance in FLL, with RASM up 5% year-over-year on 23% capacity growth.
•Expanded service with new routes and increased frequencies across high-demand markets.
Taking Action to Mitigate Increased Fuel Costs
•Expect 30% to 40% fuel recapture in the second quarter, and 100% by early 2027.
•Reduced second quarter capacity by nearly one point versus close-in expectations and reducing second half by at least two to three points versus 2026 prior expectations, with reductions focused in off-peak travel periods.
•Implemented additional cost savings beyond capacity reductions and continue to evaluate opportunities to offset increased input costs, including continued focus on fuel optimization efforts.
Proactively Strengthening Liquidity and Preserving Financial Flexibility
•Executed $500 million of committed aircraft-backed financing, with the ability to upsize by an additional $250 million.
•Repaid remaining $325 million of 2021 convertible notes during the second quarter.
•Ended the first quarter with $2.4 billion in liquidity (26% of trailing twelve month revenue versus target of 17 to 20%), excluding undrawn $600 million revolving credit facility, and continue to maintain over $6.0 billion in unencumbered assets.
First Quarter 2026 Financial Results
•First quarter 2026 system capacity decreased by 1.7% year-over-year, within our revised guidance (1) range of down 2.0% to down 1.0%.
•Operating revenue of $2.2 billion for the first quarter of 2026, an increase of 4.7% year-over-year.
•Operating revenue per available seat mile ("RASM") increased 6.5% year-over-year, near the better end of our revised guidance range.
•Operating expense per available seat mile ("CASM") for the first quarter of 2026 increased 8.3% year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (4) for the first quarter of 2026 increased 6.6% year-over-year, including ~four points of pressure driven by operational disruptions.

•Average fuel price in the first quarter of 2026 of $2.96 per gallon, $0.39 higher year-over-year, or 15.2%.
•Capital expenditures, including predelivery deposits, in the first quarter totaled $141 million versus our revised guidance of ~$175 million, driven by the timing of deliveries.
First Quarter 2026 Commercial and Financial Highlights
•Executed throughout the quarter despite disruptions (~four point capacity impact), delivering unit revenue performance above high end of initial guidance range and near better end of revised guidance range.
•Premium cabin performance continued to outperform, with year-over-year RASM approximately nine points higher than core in the first quarter. In addition, year-over-year core RASM was strongly positive for the quarter.
•Loyalty cash remuneration grew 19% year-over-year, supported by double-digit co-brand spend growth, a 45% increase in card acquisitions, and record levels of TrueBlue® active members and attach rates.
•Expanded TrueBlue® value with new offerings including point redemption for seats and other ancillaries, Points On Repeat, and Family Tiles.
•Advanced Blue Sky collaboration with United Airlines, with customers now able to book flights on either airline using cash, points, or miles, giving travelers more freedom to shop and pay the way they prefer while accessing the strengths of either network.
•Recognized by The Points Guy with a TPG Award for Best U.S. Economy Cabin, including for transatlantic service. This is the sixth time JetBlue has won the coveted award and marks our ninth TPG Award since 2018.
•Continued progress across JetForward’s four priority moves, on track for $310 million incremental EBIT (2) in 2026.
Outlook
"As we look ahead, we are seeing continued strength across the booking curve, with momentum carrying into the second quarter supporting our unit revenue outlook," said Marty St. George, JetBlue's president. "We are particularly pleased with the revenue trends and customer response we are seeing in Fort Lauderdale. All of our second quarter capacity growth is driven by Fort Lauderdale, and we plan to continue building upon our leadership position in this key focus city."

Second Quarter 2026 Outlook	Estimated 2Q 2026
Available Seat Miles ("ASMs") Year-Over-Year	1.5% - 4.5%
RASM (3) Year-Over-Year	7.0% - 11.0%
CASM Ex-Fuel (4) Year-Over-Year	3.0% - 5.0%
Fuel Price per Gallon (5)	$4.13 - $4.28
Capital Expenditures	~$275 million

Full Year 2026 Outlook	Estimated FY 2026
Capital Expenditures (6)	~$800 million
"The operating environment remains volatile, particularly with fuel prices expected to remain elevated in the near term, and we are taking meaningful action to mitigate the impact," said Ursula Hurley, JetBlue's chief financial officer. "In addition to our revenue efforts, we are reducing capacity during off-peak periods and driving additional cost savings throughout the business."

Earnings Call Details
JetBlue will hold a conference call to discuss its quarterly earnings today, April 28, 2026 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company's website for at least 30 days.
For further details, see the first quarter 2026 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to 110 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.

Notes
(1)Revised guidance as of March 17, 2026.
(2)Management reviews the estimated amount of earnings before interest and taxes attributable to JetForward initiatives within a given period to evaluate progress against our financial and operational targets. Incremental EBIT reflects the estimated impact of strategic initiatives on profitability, such as partnerships, fleet optimization, network changes, and cost reduction programs.
(3)RASM outlook implies 30 to 40% fuel recapture.
(4)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(5)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate fuel price for the current quarter. Fuel price is based on the forward curve as of April 10, 2026. Includes fuel taxes and other fuel fees.
(6)Capital expenditures exclude one Airbus A321neo XLR, which JetBlue expects to sell following delivery of the aircraft.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Earnings Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook, goals, and future results of operations and financial position, including our expected return to profitability, any expected headwinds or tailwinds, fuel prices and volatility, demand, our aircraft fleet, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, such as our JetForward initiatives, including our Blue Sky collaboration. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many important factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near-term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs, including those that impact commercial aircraft and related parts imported from outside the United States; the outcome of current or future legal proceedings or regulatory actions; risks associated with stockholder activism; risks associated with cybersecurity and privacy, including potential disruptions to our information technology systems or information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; possible failure to comply with financial and other debt covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; limits on our ability to use certain tax attributes; risks associated with our development and use of AI-powered solutions; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal government shutdowns, federal budget constraints or federally imposed furloughs; increasing scrutiny of, and evolving expectations regarding, environmental matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic or geopolitical conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward- looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2025, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
(percent changes based on unrounded numbers)	2026	2025	Percent Change
OPERATING REVENUES
Passenger	$2,048	$1,969	4.0
Other	192	171	12.5
Total operating revenues	2,240	2,140	4.7

OPERATING EXPENSES
Aircraft fuel	573	511	12.1
Salaries, wages and benefits	896	863	3.9
Landing fees and other rents	169	159	5.9
Depreciation and amortization	179	168	6.5
Aircraft rent	15	19	(22.9)
Sales and marketing	72	70	3.4
Maintenance, materials and repairs	194	191	1.4
Other operating expenses	366	333	9.9
Total operating expenses	2,464	2,314	6.5

OPERATING LOSS	(224)	(174)	28.5

Operating margin	(10.0)%	(8.2)%	(1.8)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(144)	(148)	(3.0)
Interest income	23	38	(40.1)
Capitalized interest	1	3	(65.5)
Gain on investments, net	3	1	NM	(1)
Other	5	9	(42.0)
Total other expense	(112)	(97)	15.4

LOSS BEFORE INCOME TAXES	(336)	(271)	23.8

Pre-tax margin	(15.0)%	(12.7)%	(2.3)	pts.

Income tax benefit	17	63	(73.0)

NET LOSS	$(319)	$(208)	53.0

LOSS PER COMMON SHARE
Basic	$(0.86)	$(0.59)
Diluted	$(0.86)	$(0.59)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	370.8	353.7
Diluted	370.8	353.7
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended March 31,
(percent changes based on unrounded numbers)	2026	2025	Percent Change
Revenue passengers (thousands)	9,330	9,264	0.7
Revenue passenger miles (RPMs) (millions)	12,606	12,601	—
Available seat miles (ASMs) (millions)	15,341	15,608	(1.7)
Load factor	82.2%	80.7%	1.5	pts.
Aircraft utilization (hours per day) (1)	9.4	9.7	(2.7)

Average fare	$219.49	$212.58	3.2
Yield per passenger mile (cents)	16.24	15.63	3.9
Passenger revenue per ASM (cents)	13.35	12.62	5.8
Operating revenue per ASM (cents)	14.60	13.71	6.5
Operating expense per ASM (cents)	16.06	14.83	8.3
Operating expense per ASM, excluding fuel (cents) (2)	12.21	11.45	6.6

Departures	72,520	74,753	(3.0)
Average stage length (miles)	1,303	1,297	0.5
Average number of operating aircraft during period (1)	289	288	0.3
Average fuel cost per gallon	$2.96	$2.57	15.2
Fuel gallons consumed (millions)	193	199	(2.7)
Fuel efficiency (ASMs per fuel gallon)	79	79	1.0
Average number of full-time equivalent crewmembers	19,447	19,143	1.6

(1) Includes aircraft temporarily removed from service, including four aircraft impacted by the Pratt & Whitney engine groundings.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	March 31, 2026	December 31, 2025
	(unaudited)
Cash and cash equivalents	$1,857	$1,946
Total investment securities	522	531
Total assets	16,611	16,570
Total debt	8,435	8,498
Stockholders' equity	1,810	2,120

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED CASH FLOWS DATA
(in millions)
	Three Months Ended March 31,
	2026	2025
	(unaudited)
Capital expenditures and pre-delivery deposits for flight equipment	$(141)	$(187)

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue's CASM Ex-Fuel (1) guidance, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as interest rates and fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as Paisly and JetBlue Technology Ventures (JBV), and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
For the three months ended March 31, 2026 and 2025, there were no special items.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses (GAAP measure) to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended March 31,
	$				Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2026	2025	Percent Change		2026	2025	Percent Change
Total operating expenses	$2,464	$2,314	6.5		16.06	14.83	8.3
Less:
Aircraft fuel	573	511	12.1		3.73	3.27	14.1
Other non-airline expenses	18	16	13.5		0.12	0.11	15.5
Special items	—	—	NM	(1)	—	—	NM
Operating expenses, excluding fuel	$1,873	$1,787	4.8		12.21	11.45	6.6
(1) Not meaningful or greater than 100% change.
Operating Expense, Operating Loss, Operating Margin, Pre-tax Loss, Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items and Gain on Investments
For the three months ended March 31, 2026 and 2025, there were no special items.
Certain gains on our investments, net were excluded from our March 31, 2026 and 2025 non-GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN ON INVESTMENTS

	Three Months Ended March 31,
(in millions except percentages)	2026	2025
Total operating revenues	$2,240	$2,140

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,464	$2,314
Less: Special items	—	—
Total operating expenses excluding special items	$2,464	$2,314
Percent change	6.5%

RECONCILIATION OF OPERATING LOSS
Operating loss	$(224)	$(174)
Add back: Special items	—	—
Operating loss excluding special items	$(224)	$(174)

RECONCILIATION OF OPERATING MARGIN
Operating margin	(10.0)%	(8.2)%

Operating loss excluding special items	$(224)	$(174)
Total operating revenues	2,240	2,140
Adjusted operating margin	(10.0)%	(8.2)%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(336)	$(271)
Add back: Special items	—	—
Less: Gain on investments, net	3	1
Loss before income taxes excluding special items and gain on investments	$(339)	$(272)

RECONCILIATION OF PRE-TAX MARGIN
Pre-tax margin	(15.0)%	(12.7)%

Loss before income taxes excluding special items and gain on investments	$(339)	$(272)
Total operating revenues	2,240	2,140
Adjusted pre-tax margin	(15.1)%	(12.7)%

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN ON INVESTMENTS
	Three Months Ended March 31,
(in millions except percentages)	2026	2025
RECONCILIATION OF NET LOSS
Net loss	$(319)	$(208)
Add back: Special items	—	—
Less: Income tax benefit related to special items	—	—
Less: Gain on investments, net	3	1
Less: Income tax expense related to gain on investments, net	—	—
Net loss excluding special items and gain on investments	$(322)	$(209)

CALCULATION OF LOSS PER SHARE
Loss per common share
Basic	$(0.86)	$(0.59)
Add back: Special items	—	—
Less: Income tax benefit related to special items	—	—
Less: Gain on investments, net	0.01	—
Less: Income tax expense related to gain on investments, net	—	—
Basic excluding special items and gain on investments	$(0.87)	$(0.59)

Diluted	$(0.86)	$(0.59)
Add back: Special items	—	—
Less: Income tax benefit related to special items	—	—
Less: Gain on investments, net	0.01	—
Less: Income tax expense related to gain on investments, net	—	—
Diluted excluding special items and gain on investments	$(0.87)	$(0.59)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com